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                                                                    EXHIBIT 1.13


                                  ALTAREX CORP.

                                STOCK OPTION PLAN

1.   PURPOSE OF THE PLAN

     The purpose of this stock option plan (the "Plan") is to develop the interest of the directors, officers, employees and other persons who provide on-going services (collectively, "Optionees") to AltaRex Corp. (the "Corporation") and its subsidiaries in the growth and development of the Corporation by providing such persons with the opportunity to acquire an increased proprietary interest in the Corporation and to better enable the Corporation and its subsidiaries to attract and retain persons of desired experience and ability.

2.   ADMINISTRATION

     This Plan shall be administered by the board of directors of the Corporation (the "Directors").

3.   GRANTING

     The Directors may from time to time and in their discretion grant by way of resolution one or more stock options ("Stock Options") to purchase voting common shares of the Corporation ("Common Shares") to any one or more Optionees.

4.   NUMBER

     The number of Common Shares reserved for issuance at any time pursuant to this Plan shall be 2,480,000.

     The number of Common Shares reserved for issuance pursuant to this Plan, or any other previously established or proposed share compensation arrangement of the Corporation, in respect of all Stock Options granted to any one Optionee at any one time shall not exceed five percent (5%) of the issued and outstanding Common Shares in the capital of the Corporation.

     Common Shares optioned under Stock Options that expire or otherwise terminate in accordance with the terms of the Plan shall be available to be optioned under subsequent grants of Stock Options.

5.   EXERCISE PRICE

     At the time of grant of a Stock Option, the Directors shall fix the exercise price thereof (the "Exercise Price"), which such price shall not be less than the closing price of the Common Shares

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on The Toronto Stock Exchange (the "Exchange"), on the first date preceding the date of grant on which the Common Shares traded on the Exchange. Alternatively, the Directors may fix the Exercise Price at the weighted average of the trading prices of the Common Shares on the Exchange on the five (5) days preceding the date of grant of the Stock Option. In the event that the Common Shares are listed on another stock exchange or stock exchanges, the references in this Plan to The Toronto Stock Exchange shall be deemed to be references to such stock exchange as shall be designated by the Directors. In the event that the Common Shares are not listed for trading on any stock exchange at the time of the grant of a Stock Option, the Exercise Price of such Stock Option shall be such price as is determined by the Directors.

6.   VESTING

     At the time of grant of a Stock Option, the Directors shall fix the date or dates on which the Optionee shall be entitled to exercise part or all of such Stock Option (the "Vesting Dates").

7.   EXPIRY DATE

     At the time of grant of a Stock Option, the Directors shall fix the date on which such Stock Option shall expire (the "Expiry Date"), provided that such date shall be no later than five (5) years from the date of grant.

8.   STOCK OPTION AGREEMENT

     A written agreement shall be entered into between the Corporation and each Optionee to whom a Stock Option has been granted under this Plan, which such agreement shall set out the number of Common Shares under option, the Exercise Price, the Vesting Dates, the Expiry Date and such other terms as the Directors determine to be necessary or desirable, all of which shall be in accordance with the provisions of this Plan (the "Stock Option Agreement"). The Stock Option Agreement will be substantially in the form attached as Schedule "A" to this Plan or in such other form as the Directors may from time to time approve (and which other form is approved by the Exchange, if required) and may be executed and delivered for and on behalf of the Corporation by any one of the President, Chief Financial Officer or Vice-President of the Corporation or such other officer or director of the Corporation as the Directors may authorize.

9.   NO RIGHT OF ASSIGNMENT

     All Stock Options granted pursuant to this Plan shall be personal to the Optionee and shall not be assignable or otherwise transferable except by will or the laws of descent and distribution.



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10.  NO RIGHT AS SHAREHOLDER

     An Optionee shall have no rights whatsoever as a shareholder in respect of any Common Shares under option to such Optionee unless and until he/she has exercised the related Stock Option in respect of such Common Shares.

11.  EXERCISE

     A Stock Option may be exercised in whole or in part by the delivery to the Corporation at its head office of a written notice (the "Notice") that specifies the number of Common Shares in respect of which such Stock Option is being exercised together with payment in an amount equal to the Exercise Price thereof multiplied by such number of Common Shares.

     Upon the exercise of a Stock Option in whole or in part, the Corporation shall cause to be delivered to the Optionee a certificate registered in the name of such Optionee representing the number of Common Shares specified in the Notice.

     Common Shares issued upon the valid exercise of a Stock Option shall be validly issued as fully paid and non-assessable. The issuance of such Common Shares shall not require any further resolution or approval of the Directors and shall be deemed to have occurred on the date that the related Stock Option was exercised.

12.  VARIATIONS IN NUMBER

     In the event that the Corporation:

     (a) declares a stock dividend or makes a distribution on the Common Shares in Common Shares;

     (b) subdivides or consolidates the issued and outstanding Common Shares into a greater or smaller number of Common Shares;

     (c) issues rights to all or substantially all of the holders of the Common Shares to purchase additional Common Shares at a price below the closing trading price of the Common Shares on the record date associated with such issuance; or

     (d) effects any transaction through which the Common Shares as a class are converted into or rendered exchangeable for any other securities then either or both of the number of Common Shares optioned under outstanding Stock Options and the Exercise Price thereof shall be adjusted by resolution of the Directors if the Directors determine that such an adjustment is required to prevent substantial dilution or enlargement of the rights granted to Optionees.



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13.  VARIATIONS IN VESTING

     In the event that an Optionee dies, such Optionee's executor or executrix shall have the right to exercise part or all of all then outstanding and vested Stock Options on behalf of the Optionee's estate until the earlier of the date set by the Directors at the time of the grant of such Stock Options (such date not to exceed one year after the date of death of the Optionee) or the Expiry Date. All Stock Options not exercised by such date shall immediately and automatically terminate. The Directors shall have the right, in their sole discretion, to provide at the time of the grant of the Stock Options of an Optionee, that all Stock Options granted to such Optionee shall be deemed to fully vest on the day prior to the Optionee's death. If the Directors do so, such Optionee's executor or executrix shall have the right to exercise all of the outstanding Stock Options of such Optionee in accordance with the above.

     In the event that an Optionee retires or resigns from his or her office and employment with the Corporation and all of its subsidiaries or is removed from such office and employment (whether with or without cause) or otherwise ceases to hold such office or employment for any reason (otherwise than as a result of the death of the Optionee) all then outstanding and unvested Stock Options granted to such Optionee shall immediately and automatically terminate. Such Optionee shall have the right to exercise part or all of his or her then outstanding and vested Stock Options until the earlier of the date set by the Directors at the time of the grant of such Stock Options (such date not to exceed 90 days after the date such Optionee retires or is removed from such office) or the Expiry Date. All such Stock Options not exercised by such date shall immediately and automatically terminate. The Directors shall have the right, in their sole discretion, to provide at the time of the grant of the Stock Options of an Optionee, that all Stock Options granted to such Optionee shall be deemed to fully vest on the day prior to the resignation or removal of the Optionee from such office or employment. If the Directors do so, such Optionee shall have the right to exercise all of the outstanding Stock Options of such Optionee in accordance with the above.

     In the event that:

     (a) the Directors determine that there is a reasonable probability that the Corporation will be reorganized, amalgamated or merged with, consolidated into or in any way combined with, another corporation;

     (b) the shareholders of the Corporation approve the liquidation, dissolution or winding-up of the Corporation or the sale, lease, exchange or other disposition of all or substantially all of the property of the Corporation;

     (c) a take-over bid, which is a "formal bid" (as that term is defined by the Securities Act (Alberta)), is made for any voting or equity securities of the Corporation; or

     (d) the Directors determine that there is a reasonable probability that the Corporation will experience a change of control (as determined by the Directors)




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then the Directors may by resolution determine that all or any part of the outstanding and unvested Stock Options granted to any one or more Optionees shall vest on a date specified by such resolution and all such Stock Options shall be deemed to have vested on the date so specified.

14.  AMENDMENT OR DISCONTINUANCE OF PLAN

     This Plan is subject to the rules of the Exchange and of any other stock exchange or exchange facility through which the Common Shares may at any time be traded (the "Rules"). To the extent that any provision of this Plan conflicts with any Rule, such Rule shall govern and this Plan shall be deemed to be amended to be consistent therewith.

     The Directors may amend or discontinue this Plan at any time (upon receipt of the approval of the Exchange), provided that no such amendment or discontinuance may, without the consent of any affected Optionee, alter or impair any Stock Options previously granted to such Optionee under this Plan.

15.  TRANSITION

     A stock option agreement entered into prior to the effective date of this Plan that remains outstanding on the effective date of this Plan shall continue in full force and effect under the terms of this Plan. Upon the approval of this Plan by the shareholders of the Corporation, all previous stock option plans, if any, shall be rescinded.

16.  EFFECTIVE DATE

     This Plan shall be come effective as of the date set out below.

     DATED April 1, 1998

                                 ALTAREX CORP.


                                 Per:  "Richard E. Bagley"
                                       --------------------------------------
                                       RICHARD E. BAGLEY
                                       President


                                 Per:  "Blaine J. Schamber"
                                       --------------------------------------
                                       BLAINE J. SCHAMBER
                                       Vice-President, Finance and Corporate
                                       Development


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                                                                    EXHIBIT 1.13


                                  SCHEDULE "A"

                         AMENDMENT TO STOCK OPTION PLAN

     BE IT RESOLVED THAT:

1. The stock option plan of the Corporation (the "Plan") be and is hereby amended such that the maximum number of Common Shares which may be reserved for issuance for all purposes at any time pursuant to the Plan shall be increased from 2,480,000 to 4,180,000.

2. Any officer or director of the Corporation is hereby authorized, for an on behalf of the Corporation, to execute and deliver such documents and instruments and to take such other actions as such officer or director may determine to be necessary or advisable to implement this resolution and the matters authorized hereby, such determination to be conclusively evidenced by the execution and delivery of such documents or instruments and the taking of any such actions.


                                      A-1
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                                                                    EXHIBIT 1.13


                                  SCHEDULE "B"

                         AMENDMENT TO STOCK OPTION PLAN

     BE IT RESOLVED THAT:

1. The stock option plan of the Corporation (the "Plan") be and is hereby amended such that the maximum date after which an option granted under the Plan shall expire is extended from five years from the date of grant to ten years from the date of grant.

2. Any officer or director of the Corporation is hereby authorized, for and on behalf of the Corporation, to execute and deliver such documents and instruments and to take such other actions as such officer or director may determine to be necessary or advisable to implement this resolution and the matters authorized hereby, such determination to be conclusively evidenced by the execution and delivery of such documents or instruments and the taking of any such actions.


                                      B-1
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                                  SCHEDULE "C"

                         AMENDMENT TO STOCK OPTION PLAN

BE IT RESOLVED THAT:

1. The stock option plan of the Corporation (the "Plan") be and is hereby amended such that the maximum number of Common Shares which may be reserved for issuance for all purposes at any time pursuant to the Plan shall be increased from 4,180,000 to 11,500,000.

2. Any officer or director of the Corporation is hereby authorized, for and on behalf of the Corporation, to execute and deliver such documents and instruments and to take such other actions as such officer or director may determine to be necessary or advisable to implement this resolution and the matters authorized hereby, such determination to be conclusively evidenced by the execution and delivery of such documents or instruments and the taking of any such actions.